List Of Subsidiaries The following is a list of subsidiaries of AbbVie Inc. as of December 31, 2025. AbbVie is not a subsidiary of any other corporation. Domestic Subsidiaries Incorporation AbbVie Aviation LLC Illinois AbbVie Biopharmaceuticals LLC Delaware AbbVie Bioresearch Center Inc. Delaware AbbVie Biotech Ventures Inc. Delaware AbbVie Biotherapeutics Inc. Delaware AbbVie Domestic Holdings Inc. Delaware AbbVie Endocrine Inc. Delaware AbbVie Endocrinology Inc. (d/b/a Pharmacy Solutions) Delaware

AbbVie Finance Corporation Delaware AbbVie Global Inc. Delaware AbbVie Holdco Inc. Delaware AbbVie Holdings Inc. Delaware AbbVie Indemnity Company LLC Vermont AbbVie International Inc. Delaware AbbVie Pharmaceuticals LLC Delaware AbbVie Products LLC Georgia AbbVie Purchasing LLC Delaware AbbVie Resources Inc. Delaware AbbVie Resources International Inc. Delaware

AbbVie Respiratory LLC Delaware AbbVie Sales Inc. Delaware AbbVie Services Inc. Delaware AbbVie Stemcentrx LLC Delaware AbbVie Subsidiary LLC Delaware AbbVie US Holdings LLC Delaware AbbVie US LLC Delaware AbbVie Ventures LLC Delaware Aeropharm Technology, LLC Delaware AGN International Inc. Delaware AGN Kythera, L.P. Delaware AGN Labs LLC Delaware

AGN Sundry LLC Delaware Aliada Therapeutics, Inc. Delaware Aliada Therapeutics Security Corporation Massachusetts Allergan Akarna LLC Delaware Allergan Finance, LLC Nevada Allergan GI Corp Delaware Allergan Holdco US, Inc. Delaware Allergan Holdings B1, Inc. Delaware Allergan Holdings, Inc. Delaware Allergan, Inc. Delaware Allergan Laboratories, LLC Delaware

Allergan Pharma Inc. Delaware Allergan Property Holdings, LLC Delaware Allergan Puerto Rico Holdings, Inc. Delaware Allergan Sales Puerto Rico, Inc. California Allergan Sales, LLC (d/b/a Allergan; d/b/a Bioscience Laboratories) Delaware Allergan Therapeutics LLC Delaware Allergan USA, Inc. (d/b/a Pacificom / Pacific Communications) Delaware Allergan W.C. Holding Inc. Delaware Almanac Intermediate LLC Delaware Anterios, Inc. Delaware

Aptalis Pharma US, Inc. Delaware AqueSys, Inc. Delaware Athene Subsidiary LLC Delaware Bespin Subsidiary, LLC Delaware Bonti, Inc. Delaware Capstan Therapeutics, Inc. Delaware Cearna Aesthetics, Inc. Delaware Celsius Therapeutics, Inc. Delaware Cerevel MA Securities Corp. Massachusetts Cerevel Therapeutics Holdings, Inc. Delaware

Cerevel Therapeutics, Inc. Delaware Cerevel Therapeutics, LLC Delaware Chase Pharmaceuticals Corporation Delaware Durata Holdings, Inc. Delaware Durata Therapeutics, Inc. Delaware Eden Biodesign, LLC Delaware Envy Medical, Inc. Delaware ForSight Vision5, Inc. Delaware Fremont Holding L.L.C. Delaware Furiex Pharmaceuticals, LLC Delaware Gilgamesh Pharmaceuticals, Inc. Delaware

Hurricane, LLC Delaware IEP Pharmaceutical Devices, LLC Delaware ImmunoGen, Inc. Massachusetts ImmunoGen US Holding, Inc. Delaware Indy Acquisition 1, LLC Delaware Keller Medical, Inc. Delaware Kelvin Intermediate LLC Delaware Knoll Pharmaceutical Company New Jersey KOS Pharmaceuticals, Inc. Delaware Landos Biopharma, Inc. Delaware Life Properties Inc. Delaware

LifeCell Corporation Delaware Mavupharma, Inc. Delaware Mitokinin, Inc. Delaware MPEX Pharmaceuticals, Inc. Delaware Naurex Inc. Delaware Neptunite, LLC Delaware Nimble Therapeutics, Inc. Delaware Oculeve, Inc. Delaware Organics L.L.C. Delaware Pacific Pharma, Inc. Delaware Pharmacyclics LLC Delaware

Pharmax Holding Limited Delaware Pioneer Subsidiary LLC Delaware Repros Therapeutics Inc. Delaware Rowell Laboratories, Inc. Minnesota Sapphire Merger Sub, Inc. Delaware Silicone Engineering, Inc. California Soliton, Inc. Delaware Suffolk Merger Sub, Inc. Delaware Symphony Harlan LLC Delaware TeneoOne, Inc. Delaware Tobira Therapeutics, Inc. Delaware

Topokine Therapeutics, Inc. Delaware Transderm, Inc. Delaware Unimed Pharmaceuticals, LLC Delaware Venice Subsidiary LLC Delaware Vicuron Pharmaceuticals LLC Delaware Vitae Pharmaceuticals, LLC Delaware Warka Intermediate LLC Delaware Warner Chilcott Leasing Equipment Inc. Delaware Warner Chilcott Sales (US), LLC Delaware Zeltiq Aesthetics, Inc. Delaware Zeltiq International, LLC Delaware

Foreign Subsidiaries Incorporation AbbVie S.A. Argentina Allergan Australia Pty Limited Australia Elastagen Pty Ltd Australia AbbVie Pty Ltd Australia AbbVie Holdings Pty Ltd Australia Landos Biopharma Australia Pty Ltd Australia AbbVie GmbH Austria AbbVie SA Belgium Odyssea Pharma SRL Belgium Syndesi Therapeutics SA Belgium

AbbVie Ltd Bermuda AbbVie Biotechnology Ltd Bermuda AbbVie Finance Limited Bermuda AbbVie Global Enterprises Ltd. Bermuda AbbVie Group Holdings Limited Bermuda AbbVie Group Holdings 2 Limited Bermuda AbbVie Group Investments Limited Bermuda AbbVie Group Investments 2 Limited Bermuda Allergan Development Ventures I, L.P. Bermuda Allergan Holdings B Ltd. Bermuda

Allergan Holdings B2, Ltd. Bermuda Kythera Holdings Ltd Bermuda Warner Chilcott Holdings Company II, Limited Bermuda Warner Chilcott Holdings Company III, Limited Bermuda Warner Chilcott Limited Bermuda AbbVie d.o.o. Bosnia AbbVie Farmacêutica Ltda. Brazil Allergan Produtos Farmaceuticos Ltda. Brazil Optifirst Produtos Farmaceuticos Ltda Brazil AbbVie EOOD Bulgaria AbbVie Corporation Canada

Aptalis Pharma Canada ULC Canada Allergan Holdings C, Ltd. Cayman Islands Allergan Overseas Holding Cayman Islands Pharmacyclics Cayman Ltd. Cayman Islands AbbVie Productos Farmacéuticos Limitada Chile AbbVie Pharmaceutical Trading (Shanghai) Co., Ltd. China Allergan (Chengdu) Medical Aesthetics Clinic Co., Ltd. China Allergan Information Consulting (Shanghai) Co., Ltd. China Allergan Medical Device (Shanghai) Co., Ltd. China

Shanghai Allergan Medical Aesthetics Clinic Co., Ltd. China AbbVie S.A.S. Colombia Allergan Costa Rica S.R.L. Costa Rica AbbVie d.o.o. Croatia AbbVie s.r.o. Czech Republic AbbVie A/S Denmark AbbVie, S.R.L. Dominican Republic AbbVie L.L.C. Egypt AbbVie OÜ Estonia AbbVie Oy Finland AbbVie SAS France

Allergan Holdings France SAS France Allergan Industrie SAS France Martillac Biotechnology Manufacturing SAS France AbbVie Biotechnology GmbH Germany AbbVie Deutschland GmbH & Co. KG Germany AbbVie Komplementär GmbH Germany AbbVie Pharmaceuticals GmbH Germany AbbVie Real Estate Management GmbH Germany ImmunoGen Germany GmbH (In Voluntary Liquidation) Germany AbbVie Pharmaceuticals Societe Anonyme Greece AbbVie, Sociedad Anonima Guatemala

AbbVie Limited Hong Kong Allergan Hong Kong Limited Hong Kong AbbVie Gyogyszerkereskedelmi Korlatolt Felelossegu Tarsasag Hungary AbbVie Healthcare India Private Limited India AbbVie Therapeutics India Private Limited* India AbbVie International Holdings Unlimited Company Ireland AbbVie Ireland Holdings Unlimited Company Ireland AbbVie Ireland Unlimited Company Ireland AbbVie Limited Ireland AbbVie Manufacturing Management Unlimited Company Ireland

Allergan Equities Unlimited Company Ireland Allergan Holdings Unlimited Company Ireland Allergan Ireland Holdings Unlimited Company Ireland Allergan Ireland Unlimited Company Ireland Allergan Unlimited Company Ireland Allergan Pharma Limited Ireland Allergan Pharmaceuticals International Limited Ireland Allergan Pharmaceuticals Ireland Unlimited Company Ireland Allergan Services International, Unlimited Company Ireland Allergan WC Ireland Holdings Unlimited Company Ireland

Forest Laboratories Ireland Limited Ireland Fournier Laboratories Ireland Limited Ireland ImmunoGen BioPharma (Ireland) Limited Ireland Pharmacyclics (Europe) Limited Ireland Warner Chilcott Intermediate (Ireland) Unlimited Company Ireland Zeltiq Ireland International Holdings Unlimited Company Ireland Zeltiq Ireland Unlimited Company Ireland AbbVie Biopharmaceuticals Ltd Israel Allergan Israel Ltd Israel Marbelle Threads Ltd Israel AbbVie S.r.l. Italy

Aptalis Pharma S.r.l. Italy AbbVie GK Japan Allergan International YK Japan Allergan K.K. Japan Allergan NK Japan AbbVie Ltd Korea, South AbbVie SIA Latvia AbbVie UAB Lithuania AbbVie Biotherapeutics S.à r.l. Luxembourg Allergan AHI S.à r.l. Luxembourg Allergan Capital 2 S.à r.l. Luxembourg

Allergan Capital S.à r.l. Luxembourg Allergan Europe S.à r.l. Luxembourg Allergan Finance S.à r.l. Luxembourg Allergan Funding SCS Luxembourg Allergan Holdings S.à r.l. Luxembourg Allergan International Holding S.à r.l. Luxembourg Allergan WC 1 S.à r.l. Luxembourg Allergan WC 2 S.à r.l. Luxembourg AbbVie Sdn. Bhd. Malaysia Allergan Malaysia Sdn. Bhd. (In Voluntary Liquidation) Malaysia AbbVie Group Finance Ltd. Malta

Allergan Malta Holding Limited Malta Allergan Malta II Limited Malta Allergan Malta Limited Malta AbbVie Farmacéuticos, S.A. de C.V. Mexico AbbVie B.V. Netherlands AbbVie Central Finance B.V. Netherlands AbbVie Enterprises B.V. Netherlands AbbVie Finance B.V. Netherlands AbbVie Ireland NL B.V. Netherlands AbbVie Japan Holdings B.V. Netherlands AbbVie Logistics B.V. Netherlands

AbbVie Nederland Holdings B.V. Netherlands AbbVie Pharmaceuticals B.V. Netherlands AbbVie Research B.V. Netherlands AbbVie Venezuela B.V. Netherlands AbbVie Venezuela Holdings B.V. Netherlands Aptalis Holding B.V. Netherlands Aptalis Netherlands B.V. Netherlands Warner Chilcott Nederland B.V. Netherlands AbbVie Limited New Zealand AbbVie AS Norway AbbVie, S. de R.L. Panama

AbbVie Philippines Inc. Philippines AbbVie Sp. z o.o. Poland AbbVie, L.da Portugal AbbVie Corp Puerto Rico Knoll LLC Puerto Rico AbbVie S.R.L. Romania AbbVie Trading S.R.L. Romania AbbVie Limited Liability Company Russia Allergan Saudi Arabia LLC* (In Voluntary Liquidation) Saudi Arabia AbbVie d.o.o. Beograd Serbia

AbbVie Operations Singapore Pte. Ltd. Singapore AbbVie Pte. Ltd. Singapore Allergan Singapore Pte. Ltd. Singapore AbbVie Holdings s.r.o. Slovakia AbbVie s.r.o. Slovakia AbbVie Biofarmacevtska druzba d.o.o. Slovenia AbbVie (Pty) Ltd South Africa AbbVie Spain, S.L. Spain AbbVie AB Sweden AbbVie AG Switzerland AbbVie Biopharmaceuticals GmbH Switzerland

Fastox Pharma SA Switzerland ImmunoGen Switzerland GmbH Switzerland Pharmacyclics Switzerland GmbH Switzerland AbbVie Ltd. (In Voluntary Liquidation) Thailand AbbVie Pharmaceuticals (Thailand) Ltd. Thailand AbbVie Sarl Tunisia AbbVie Tıbbi İlaçlar Sanayi ve Ticaret Limited Şirketi Turkey Allergan Ukraine LLC Ukraine AbbVie Australasia Holdings Limited United Kingdom AbbVie Biotherapeutics Limited United Kingdom

AbbVie Ltd United Kingdom AbbVie Trustee Company Limited United Kingdom AbbVie UK Holdco Limited United Kingdom Akarna Therapeutics, Ltd United Kingdom Allergan Holdco UK Limited United Kingdom Allergan Holdings Limited United Kingdom Allergan Limited United Kingdom DJS Antibodies Ltd United Kingdom ImmunoGen Europe Limited United Kingdom AbbVie S.A. Uruguay AbbVie Pharmaceuticals SCA. Venezuela

* Ownership of such subsidiary is less than 100% by AbbVie or an AbbVie subsidiary